EXHIBIT 23.2

Consent of Independent Actuary

We consent to the use of and reference to our name in the Annual Report on Form 10-K of United Fire Group, Inc. (“United Fire”) for the year ended December 31, 2018 in Item 1, “Business” under the heading “Reserves” under the subheading “Discontinued Operations - Life Insurance Business.” We also consent to the incorporation by reference of such use and reference into the Registration Statements of United Fire described in the following table:

Registration Statement
Form	Number	Purpose

S-8	333-42895	Pertaining to United Fire's employee stock purchase plan
S-8	333-63103	Pertaining to United Fire's non-qualified employee stock option plan
S-8	333-107041	Pertaining to the United Fire Group 401(k) plan
S-8	333-129923/ 333-178095	Pertaining to United Fire's 2005 non-qualified non-employee director stock option and restricted stock plan
S-8	333-151074/ 333-196251	Pertaining to United Fire's Stock Plan

February 28, 2019	/s/ Steve Griffith
Griffith, Ballard and Company
President